UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	December 19, 2013

WORTHINGTON INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Ohio	1-8399	31-1189815
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Old Wilson Bridge Road, Columbus, Ohio		43085
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:                   (614) 438-3210

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition. and
Item 7.01. Regulation FD Disclosure.

The following information is furnished pursuant to both Item 2.02 and Item 7.01:

On December 19, 2013, Worthington Industries, Inc. (the “Registrant”) issued a news release reporting results for the three- and six-month periods ended November 30, 2013.  A copy of the news release (the “Release”) is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 2.06.  Material Impairments.

In the Release, the Registrant announced that pre-tax impairment charges in the aggregate amount of $30.7 million were recorded for the quarter ended  November 30, 2013 related to the write-off of certain existing trade names in connection with a re-branding initiative approved by the Registrant’s Board of Directors on December 19, 2013.  Under the re-branding initiative, the Registrant will re-brand substantially all of its businesses under the Worthington Industries name.  In connection with the change in branding strategy, the Registrant plans to discontinue the use of non-Worthington trade names except those related to products such as BernzOmatic® and Balloon Time®.  The impairment charges are all non-cash charges.

Item 9.01. Financial Statements and Exhibits.

(a)-(c)     Not applicable.

(d)           Exhibits:

Exhibit No.   Description

99.1                News Release issued by Worthington Industries, Inc. on December 19, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORTHINGTON INDUSTRIES, INC.

Date:  December 19, 2013

By: /s/Dale T. Brinkman
Dale T. Brinkman, Vice President-Administration,
General Counsel and Secretary